Novocure Reports First Quarter 2025 Financial Results

Quarterly net revenues of $155 million, up 12% year-over-year, with 4,268 active patients on therapy as of March 31, 2025

Results from Phase 3 PANOVA-3 trial in pancreatic cancer accepted as late-breaking abstract for presentation at 2025 American Society of Clinical Oncology Annual Meeting

CE Mark approval received for Optune Lua for use concurrently with immune checkpoint inhibitor or docetaxel in adult patients with metastatic NSCLC who have progressed on or after a platinum-based regimen

BAAR, Switzerland – Novocure (NASDAQ: NVCR) today reported financial results for the first quarter ended March 31, 2025. Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields (TTFields).

“This is a period of meaningful momentum for Novocure,” said Ashley Cordova, CEO Novocure. “After years in a single commercial indication, our footprint is expanding across new indications, new centers, and new physician specialties. Our lung launch is progressing. Our pipeline is advancing. And our commitment to patient-forward innovation is stronger than ever. We look forward to updating you on our progress as the year unfolds.”

Financial updates for the first quarter ended March 31, 2025:
•Total net revenues for the quarter were $155.0 million, an increase of 12% compared to the same period in 2024. This increase is primarily driven by active patient growth across our major markets and to a lesser extent from reimbursement improvements.
◦The U.S., Germany, France and Japan contributed $93.2 million, $18.7 million, $17.9 million and $8.7 million, respectively, with other active markets contributing $11.9 million.
◦Revenue in Greater China from Novocure’s partnership with Zai Lab totaled $4.6 million.
◦Recognized revenue from Optune Lua® in the quarter was $1.5 million, including $0.8 million from malignant pleural mesothelioma (MPM), and $0.7 million from metastatic non-small cell lung cancer (NSCLC).
•Gross margin for the quarter was 75% compared to 76% in the prior year period.
◦The reduction of gross margin was primarily driven by the roll out of our HFE arrays and the NSCLC launch, where we are treating on-label patients at risk prior to establishing broad reimbursement.
◦The global tariff environment is changing rapidly. On April 9, 2025 the U.S. temporarily delayed implementation of new tariffs by 90 days, resulting in a 10% tariff for most countries. If the current pause is extended through year-end, Novocure could see an increase in import duties of up to $8 million in 2025. If the tariffs return to pre-April 9 rates after the current 90-day pause, Novocure could see an increase in import duties of up to $11 million in 2025. Novocure is closely monitoring the evolving tariff landscape with the intent to mitigate impacts on our supply chain costs where possible.
•Research, development and clinical studies expenses for the quarter were $53.8 million, an increase of 4% from the same period in 2024.
•Sales and marketing expenses for the quarter were $55.8 million, an increase of 1% compared to the same period in 2024. This primarily reflects higher costs associated with the expansion of our NSCLC sales force.
•General and administrative expenses for the quarter were $44.8 million, an increase of 13% compared to the same period in 2024. This was primarily driven by a $2.3 million one-time expense to retire a production line related to supply chain optimization efforts and higher personnel costs associated with our launch of NSCLC and preparations for additional future indication launches
•Net loss for the quarter was $34.3 million with loss per share of $0.31.
•Adjusted EBITDA* for the quarter was $(5.0) million.
•Cash, cash equivalents and short-term investments were $929.1 million as of March 31, 2025.
Operational updates for the first quarter ended March 31, 2025:
•As of March 31, 2025, there were 4,268 total active patients on TTFields therapy globally.
•Optune Gio
◦1,608 prescriptions for Optune Gio for the treatment of glioblastoma were received in the quarter, a decrease of 1% from the same period in 2024. The U.S., Germany, France and Japan contributed 908; 198; 207 and 118 prescriptions, respectively, with the remaining 177 prescriptions contributed by other active markets.
◦As of March 31, 2025, there were 4,162 active Optune Gio patients on therapy, an increase of 9% from the same period in 2024. The U.S., Germany, France and Japan contributed 2,157; 573; 463 and 445 Optune Gio active patients, respectively, with the remaining 524 active patients contributed by other active markets.
•Optune Lua
◦127 total prescriptions for Optune Lua were received in the quarter. 92 Optune Lua prescriptions were received for the treatment of metastatic NSCLC and 35 prescriptions were received for the treatment of malignant pleural mesothelioma (MPM).
◦As of March 31, 2025, there were 106 active Optune Lua patients on therapy, including 62 patients treated for metastatic NSCLC patients and 44 patients treated for MPM.
•Beginning in Q1 2026, Novocure intends to stop reporting new prescriptions received in period and will provide active patients on TTFields therapy by indication and by material market as the key operating statistics.

Quarterly updates and achievements:

•In 2024, Novocure announced the Phase 3 PANOVA-3 clinical trial met its primary endpoint, demonstrating a statistically significant extension in overall survival. The results of the Phase 3 PANOVA-3 clinical trial will be presented as a late-breaking abstract at the upcoming American Society of Clinical Oncology (ASCO) scientific congress. Novocure plans to host an investor event with live webcast featuring the trial principal investigator and Novocure leadership following the presentation at the 2025 ASCO Annual Meeting.
•In April, Novocure received CE Mark for the use of Optune Lua concurrently with immune checkpoint inhibitors or docetaxel in adult patients with metastatic NSCLC who have progressed on or after a platinum-based regimen.

Anticipated clinical milestones:
•Data from Phase 2 PANOVA-4 clinical trial in metastatic pancreatic cancer (H1 2026)
•Data from Phase 3 TRIDENT clinical trial in newly diagnosed glioblastoma (H1 2026)

Conference call details
Novocure will host a conference call and webcast to discuss first quarter 2025 financial results at 8:00 a.m. EDT today, Wednesday, April 24, 2025. To access the conference call by phone, use the following conference call registration link and dial-in details will be provided. To access the webcast, use the following webcast registration link.

The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, non-small cell lung cancer, malignant pleural mesothelioma and pleural mesothelioma. Novocure has several additional ongoing or completed clinical trials exploring the use of Tumor Treating Fields therapy in the treatment of glioblastoma, non-small cell lung cancer and pancreatic cancer.

Novocure’s global headquarters is located in Baar, Switzerland, with U.S. headquarters located in Portsmouth, New Hampshire and research and development facilities located in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and X (Twitter).

*Non-GAAP Financial Measurements

We measure our performance based upon a non-U.S. GAAP measurement of earnings before interest, taxes, depreciation, amortization and shared-based compensation ("Adjusted EBITDA"). We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because it helps investors compare the results of our operations from period to period by removing the impact of earnings attributable to our capital structure, tax rate and material non-cash items, specifically share-based compensation.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2025, and subsequent filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

NOVOCURE LIMITED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands (except share and per share data)
	Three months ended March 31,		Year ended December 31,
	2025	2024	2024
	Unaudited		Audited
Net revenues	$154,994	$138,503	$605,220
Cost of revenues	38,521	33,689	137,181
Gross profit	116,473	104,814	468,039

Operating costs and expenses:
Research, development and clinical studies	53,777	51,598	209,645
Sales and marketing	55,792	55,206	239,063
General and administrative	44,769	39,530	189,827
Total operating costs and expenses	154,338	146,334	638,535

Operating income (loss)	(37,865)	(41,520)	(170,496)
Financial income (expenses), net	7,570	9,878	39,334

Income (loss) before income tax	(30,295)	(31,642)	(131,162)
Income tax	4,024	7,118	37,465
Net income (loss)	$(34,319)	$(38,760)	$(168,627)

Basic and diluted net income (loss) per ordinary share	$(0.31)	$(0.36)	$(1.56)
Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per share	110,281,832	107,266,198	107,834,368

Consolidated Balance Sheets
USD in thousands (except share data)

NOVOCURE LIMITED AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands (except share data)
	March 31, 2025	December 31, 2024
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$127,279	$163,767
Short-term investments	801,852	796,106
Restricted cash	2,152	2,327
Trade receivables, net	84,507	74,226
Receivables and prepaid expenses	34,043	35,063
Inventories	39,468	35,086
Total current assets	1,089,301	1,106,575
LONG-TERM ASSETS:
Property and equipment, net	79,599	77,660
Field equipment, net	16,914	14,811
Right-of-use assets	48,511	27,120
Other long-term assets	14,484	14,618
Total long-term assets	159,508	134,209
TOTAL ASSETS	$1,248,809	$1,240,784

Consolidated Balance Sheets
USD in thousands (except share data)

	March 31, 2025	December 31, 2024
	Unaudited	Audited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Convertible note	$558,970	$558,160
Trade payables	95,086	105,086
Other payables, lease liabilities and accrued expenses	89,249	93,130
Total current liabilities	743,305	756,376
LONG-TERM LIABILITIES:
Senior secured credit facility, net	97,450	97,300
Long-term leases	40,310	19,971
Employee benefit liabilities	5,768	6,940
Other long-term liabilities	18	18
Total long-term liabilities	143,546	124,229
TOTAL LIABILITIES	886,851	880,605
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Share capital -
Ordinary shares no par value, unlimited shares authorized; issued and outstanding: 111,482,600 shares and 108,516,819 shares at March 31, 2025 (unaudited) and December 31, 2024, respectively	—	—
Additional paid-in capital	1,554,608	1,519,809
Accumulated other comprehensive income (loss)	(4,201)	(5,500)
Retained earnings (accumulated deficit)	(1,188,449)	(1,154,130)
TOTAL SHAREHOLDERS' EQUITY	361,958	360,179
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,248,809	$1,240,784

Non-U.S. GAAP financial measures reconciliation
USD in thousands

	Three months ended March 31,
	2025	2024	% Change
Net income (loss)	$(34,319)	$(38,760)	(11)%
Add: Income tax	4,024	7,118	(43)%
Add: Financial expenses (income), net	(7,570)	(9,878)	(23)%
Add: Depreciation and amortization	3,325	2,815	18%
EBITDA	$(34,540)	$(38,705)	(11)%
Add: Share-based compensation	29,552	34,084	(13)%
Adjusted EBITDA	$(4,988)	$(4,621)	8%

Active Patients on Therapy

	March 31,
	2025			2024
	CNS	Lung	Total	CNS		Lung	Total
Active patients at period end (1)
United States	2,157	74	2,231	2,122		15	2,137
International markets:
Germany	573	21	594	531	520	9	540
France	463	—	463	318		—	318
Japan	445	—	445	379		—	379
Other international	524	11	535	469		2	471
International markets - Total	2,005	32	2,037	1,697		11	1,708

	4,162	106	4,268	3,819		26	3,845

(1) Lung includes both active patients in NSCLC and MPM. Worldwide, there were 44 and 26 active MPM patients on therapy as of as of March 31, 2025 and 2024 and 62 active NSCLC patients on therapy as of as of March 31, 2025.

Investors:
Ingrid Goldberg
investorinfo@novocure.com

Media:
Catherine Falcetti
media@novocure.com

Important Safety Information

What is Optune Gio ® approved to treat?
Optune Gio is a wearable, portable, FDA-approved device indicated to treat a type of brain cancer called glioblastoma multiforme (GBM) in adult patients 22 years of age or older.

Newly diagnosed GBM
If you have newly diagnosed GBM, Optune Gio is used together with a chemotherapy called temozolomide (TMZ) if:
•Your cancer is confirmed by your healthcare professional AND
•You have had surgery to remove as much of the tumor as possible

Recurrent GBM
If your tumor has come back, Optune Gio can be used alone as an alternative to standard medical therapy if:
•You have tried surgery and radiation and they did not work or are no longer working AND
•You have tried chemotherapy and your GBM has been confirmed by your healthcare professional

Who should not use Optune Gio?
Optune Gio is not for everyone. Talk to your doctor if you have:
•An implanted medical device (programmable shunt), skull defect (missing bone with no replacement), or bullet fragment. Optune Gio has not been tested in people with implanted electronic devices, which may cause the devices not to work properly, and Optune Gio has not been tested in people with skull defects or bullet fragments, which may cause Optune Gio not to work properly
•A known sensitivity to conductive hydrogels (the gel on the arrays placed on the scalp like the ones used on EKGs). When Optune Gio comes into contact with the skin, it may cause more redness and itching or may rarely cause a life-threatening allergic reaction

Do not use Optune Gio if you are pregnant or are planning to become pregnant. It is not known if Optune Gio is safe or effective during pregnancy.

What should I know before using Optune Gio?
Optune Gio should only be used after receiving training from qualified personnel, such as your doctor, a nurse, or other medical staff who have completed a training course given by Novocure®, the maker of Optune Gio.
•Do not use any parts that did not come with the Optune Gio Treatment Kit sent to you by Novocure or given to you by your doctor
•Do not get the device or transducer arrays wet
•If you have an underlying serious skin condition on the scalp, discuss with your doctor whether this may prevent or temporarily interfere with Optune Gio treatment

What are the possible side effects of Optune Gio?
Most common side effects of Optune Gio when used together with chemotherapy (temozolomide, or TMZ) were low blood platelet count, nausea, constipation, vomiting, tiredness, scalp irritation from the device, headache, seizure, and depression. The most common side effects when using Optune Gio alone were scalp irritation (redness and itchiness) and headache. Other side effects were malaise, muscle twitching, fall and skin ulcers. Talk to your doctor if you have any of these side effects or questions.

Please visit OptuneGio.com for Instructions For Use (IFU) for complete information regarding the device’s indications, contraindications, warnings, and precautions.

Important Safety Information

What is Optune Lua ® approved to treat?
Optune Lua is a wearable, portable, FDA-approved device used together with PD-1/PD-L1 inhibitors (immunotherapy) or docetaxel. It is indicated for adult patients with metastatic non-small cell lung cancer (mNSCLC) who have progressed on or after a platinum-based regimen.

Who should not use Optune Lua?
Optune Lua for mNSCLC is not for everyone. Talk to your doctor if you have:
•An electrical implant. Use of Optune Lua together with electrical implants has not been tested and may cause the implanted device not to work properly
•A known sensitivity to gels like the gel used on electrocardiogram (ECG) stickers or transcutaneous electrical nerve stimulation (TENS) electrodes. In this case, skin contact with the gel used with Optune Lua may commonly cause increased redness and itching, and rarely may even lead to severe allergies such as a fall in blood pressure and difficulty breathing
•Do not use Optune Lua if you are pregnant or are planning to become pregnant. It is not known if Optune Lua is safe or effective during pregnancy.

What should I know before using Optune Lua?

Optune Lua should only be used after receiving training from qualified personnel, such as your doctor, a nurse, or other medical staff who have completed a training course given by Novocure®, the maker of Optune Lua.
•Do not use any parts that did not come with Optune Lua Treatment Kit sent to you by Novocure or given to you by your doctor
•Do not get the device or transducer arrays wet
•Please be aware that Optune Lua has a cord that plugs into an electrical socket. Be careful of tripping when it’s connected
•If you have an underlying serious skin condition where the transducer arrays are placed, discuss with your doctor whether this may prevent or temporarily interfere with Optune Lua treatment.

What are the possible side effects of Optune Lua?

The most common side effects of Optune Lua when used together with certain immunotherapy and chemotherapy drugs were dermatitis, pain in the muscles, bones, or joints, fatigue, anemia, alopecia (hair loss), dyspnea, nausea, cough, diarrhea, anorexia, pruritus (itching), leukopenia, pneumonia, respiratory tract infection, localized edema (swelling), rash, pain, constipation, skin ulcers, hypokalemia (low potassium levels), hypoalbuminemia (low albumin levels), hyponatremia (low sodium levels), and dysphagia (difficulty swallowing).
Other potential adverse effects associated with the use of Optune Lua include treatment related skin irritation, allergic reaction to the adhesive or to the gel, overheating of the array leading to pain and/or local skin burns, infections at site where the arrays make contact with the skin, local warmth and tingling sensation beneath the arrays, medical device site reaction, muscle twitching, and skin breakdown/skin ulcer. Talk to your doctor if you have any of these side effects or questions.

Please visit OptuneLua.com for Instructions For Use (IFU) for complete information regarding the device’s indications, contraindications, warnings, and precautions.